Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Angela M. Krezmer, Principal Executive Officer and Principal Financial Officer of Generations Bancorp NY, Inc., (the “Company”) certifies in her capacity as an officer of the Company that she has reviewed the quarterly report on Form 10-Q/A for the quarter ended March 31, 2024 (the “Report”) and that to the best of her knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 31, 2024	/s/ Angela M. Krezmer
Angela M. Krezmer
Principal Executive Officer and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.